Exhibit 99.1

FOR IMMEDIATE RELEASE

Ann Taylor Announces Executive Management Changes

New York, NY, July 15, 2008 – AnnTaylor Stores Corporation (NYSE: ANN) today announced that two senior executives, Brian E. Lynch and Michael J. Nicholson, have assumed expanded leadership responsibilities. The Company also announced that Anthony M. Romano, Chief Supply Chain Officer, has resigned to pursue other interests. The Company indicated that a new Chief Supply Chain Officer is expected to be announced shortly.

Effective immediately, Mr. Lynch, currently President of the Company’s Factory Division with oversight of Corporate Store Operations, will assume the additional leadership of the Company’s E-Commerce business and Corporate Real Estate and Construction, under the new title of President of Corporate Operations. Mr. Nicholson, Executive Vice President and Chief Financial Officer, will assume additional leadership responsibility for Information Technology and Global Procurement.

Commenting on the changes, Ann Taylor President and Chief Executive Officer Kay Krill stated, “I am very pleased to acknowledge the outstanding leadership that Brian and Mike have demonstrated, as the business evolves and we position the Company for future growth. At the same time, I’d like to thank Tony for the contributions he has made over the years to help strengthen the Company’s supply chain. We wish him the very best in his future endeavors.”

About Ann Taylor

Ann Taylor is one of the country’s leading women’s specialty retailers, operating 941 stores in 46 states, the District of Columbia and Puerto Rico, and also Online Stores at www.anntaylor.com and www.anntaylorLOFT.com as of May 3, 2008.

Contact:

Maria A. Sceppaguercio
SVP, Finance, Investor Relations and Communications
Ann Taylor Stores Corporation
212-457-2199

ANNTAYLOR

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “may”, “believe” and similar expressions. Forward-looking statements also include representations of the expectations or beliefs of the Company concerning future events that involve risks and uncertainties, including:

•	the Company’s ability to predict accurately client fashion preferences;

•	competitive influences and decline in the demand for merchandise offered by the Company;

•	the Company’s ability to successfully execute brand extensions and new concepts;

•	effectiveness of the Company’s brand awareness and marketing programs, and its ability to maintain the value of its brands;

•	the Company’s ability to secure and protect trademarks and other intellectual property rights in the United States and/or foreign countries;

•	general economic conditions, including the impact of higher fuel and energy prices, interest rates, a downturn in the retail industry or changes in levels of store traffic;

•	fluctuation in the value of the U.S. dollar against foreign currencies or restrictions on the transfer of funds;

•	fluctuation in the Company’s level of sales and earnings growth;

•	the Company’s ability to locate new store sites or negotiate favorable lease terms for additional stores or for the lease renewal or expansion of existing stores;

•	risks associated with the performance and operations of the Company’s Internet operations;

•	a significant change in the regulatory environment applicable to the Company’s business;

•

risks associated with the possible inability of the Company, particularly through its sourcing and logistics functions, to operate within production and delivery constraints and the Company’s dependence on a single distribution facility;

•

the uncertainties of sourcing associated with the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products and the re-imposition of quotas in certain categories, and other possible trade law or import restrictions;

•	risks associated with the Company’s reliance on foreign sources of production, including financial or political instability in any of the countries in which the Company’s goods are manufactured;

•	risks associated with a failure by independent manufacturers to comply with the Company’s quality, product safety and social practices requirements;

•	the potential impact of natural disasters and public health concerns, particularly on the Company’s foreign sourcing offices and manufacturing operations of the Company’s vendors;

•	acts of war or terrorism in the United States or worldwide;

•	work stoppages, slowdowns or strikes;

•	the Company’s ability to hire, retain and train key personnel;

•	the Company’s ability to successfully upgrade and maintain its information systems, including adequate system security controls;

•	the Company’s ability to continue operations in accordance with its business continuity plan in the event of an interruption;

•

the Company’s ability to achieve the results of its restructuring program, including the risk that the benefits expected from the restructuring program will not be achieved or may take longer to achieve than expected; and

•	changes in management’s assumptions and projections concerning costs and timing in execution of the restructuring program.

Further description of these risks and uncertainties and other important factors are set forth in the Company’s latest Annual Report on Form 10-K, including but not limited to Item 1A – Risk Factors and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations therein, and in the Company’s other filings with the SEC. Although these forward-looking statements reflect the Company’s current expectations concerning future events, actual results may differ materially from current expectations or historical results. The Company does not assume any obligation to publicly update or revise any forward-looking statements at any time for any reason.